UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

ASTRATA GROUP INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Nevada	000-32475	84-1408762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

940 South Coast Drive, Suite 215, Costa Mesa, California	92626-7843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(714) 641-1512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Following approval of its Board of Directors and a majority of its Shareholders, Astrata Group Incorporated (the “Company”) entered into a Warrant Exchange Agreement, a Warrant Amendment Agreement, and a Preferred Stock Exchange Agreement (collectively, the “Amended and Restated Rights Agreements”), dated as of May 29, 2008, between Company and each of the holders of certain warrants, and holders of certain series of preferred shares issued by the Company (individually, a “Holder” and collectively, the “Holders”) relating to the Company’s Series A and Series B Preferred shares. The Amended and Restated Rights Agreements eliminate the anti-dilution and cashless exercise provisions of the Series A and Series B warrants.  In addition, the Amended and Restated Rights Agreements:

•
Decrease the exercise price of the Series A and Series B warrants to $0.25/share, subsequently increasing the exchange ratio for each of the warrants respectively. Notwithstanding this, the decrease in exercise price is only available until June 17, 2008, is subject to the Holder exercising more than 25% of their current warrant holdings and subject to a lock-up for a one year period from the closing of this transaction and then a leak out over the next 12 month period whereby the Holder can not sell more than 1/12 of its total holdings during any one month period.  The Holders that elect to exercise more than 25% of their current warrant holdings may also participate in the Exchange Option (defined below) set forth in the Amended and Restated Rights Agreements.

•
Modify the previous warrant securities so that the holders will exchange their warrants for Series C Preferred Shares, and the holders of Series A and Series B Preferred shares will exchange such shares for Series A-2 Preferred shares.

•	Create a 20-day option for the Holders to execute their warrants under the new terms of the Amended and Restated Rights Agreements (“Exchange Option”).

•	Within the first 90 days upon execution of the Amended and Restated Rights agreements, the Company is obligated to use $150,000 for investor relations purposes.

The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Rights Agreements attached hereto as Exhibits 4.1 through 4.4 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit Number	Description

4.1	Preferred Stock Exchange Agreement dated May 29, 2008 by and among the Company and the Holders
4.2	Warrant Exchange Agreement dated May 29, 2008 by and among the Company and the Holders
4.3	Warrant Amendment Agreement dated May 29, 2008 by and among the Company and the Holders
4.4	Lock-Up Agreement
4.5	Certificate of Designation for Series A-2 Convertible Preferred Stock
4.6	Certificate of Designation for Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRATA GROUP INCORPORATED

Date: May 29, 2008	By:	/s/ Martin Euler
Martin Euler
Chief Executive Officer